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H. F. Ahmanson & Company and Subsidiaries
Statements of Computation of Income Per Share
Exhibit 11


     Common stock equivalents identified by the Company in determining its primary income per common share are stock options and stock appreciation rights. In addition, common stock equivalents used in the determination of fully diluted income per common share include the effect, when such effect is not anti-dilutive, of the 6% Cumulative Convertible Preferred Stock, Series D which is convertible into 11.8 million shares of Common Stock at $24.335 per share of Common Stock. The following is a summary of the calculation of income per common share:
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

                                                      For the Three Months Ended      For the Six Months Ended
                                                              June 30,                        June 30,
                                                     ---------------------------    ---------------------------
                                                        1997             1996          1997            1996
                                                     -----------     -----------    -----------     -----------
                                                           (dollars in thousands, except per share data)
Primary income per common share:

  Net income                                         $   115,656     $    68,734    $   218,749     $   133,489
  Less accumulated dividends on preferred stock           (8,407)        (12,607)       (16,815)        (25,215)
                                                     -----------     -----------    -----------     -----------
  Income attributable to common shares               $   107,249     $    56,127    $   201,934     $   108,274
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                       96,724,018     109,117,915     99,680,403     111,586,508
  Dilutive effect of outstanding common stock
    equivalents                                        1,484,172         898,298      1,590,215         846,250
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of primary
    income per share                                  98,208,190     110,016,213    101,270,618     112,432,758
                                                     ===========     ===========    ===========     ===========
  Primary income per common share                    $      1.09     $      0.51    $      1.99     $      0.96
                                                     ===========     ===========    ============    ===========


Fully diluted income per common share:

  Net income                                         $   115,656     $    68,734    $   218,749     $   133,489
  Less accumulated dividends on preferred stock           (4,095)         (8,295)        (8,190)        (16,590)
                                                     -----------     -----------    -----------     -----------
  Income attributable to common shares               $   111,561     $    60,439    $   210,559     $   116,899
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                       96,724,018     109,117,915     99,680,403     111,586,508
  Dilutive effect of outstanding common stock
    equivalents                                       13,461,815      12,980,282     13,622,745      12,999,186
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of fully diluted
    income per share                                 110,185,833     122,098,197    113,303,148     124,585,694
                                                     ===========     ===========    ===========     ===========
  Fully diluted income per common share              $      1.01     $      0.50    $      1.86     $      0.94
                                                     ===========     ===========    ===========     ===========
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